UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 5, 2013

Date of Earliest Event Reported: February 27, 2013

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On February 27, 2013, Calpian Inc. (the “Company”) entered into an asset purchase agreement by and among the Company, Pipeline Data Inc., Securepay.com Inc., Northern Merchant Services Inc., Pipeline Data Processing Inc., Pipeline Data Portfolio Acquisitions Inc., Aircharge Inc., PayPipe Inc., Paynet Systems Inc., PayPassage Inc., and Valadata Inc. (collectively “Sellers”).

The Sellers are in the business of providing an integrated suite of merchant payment processing services and related software enabling products, and delivering credit and debit card-based payments processing solutions to small and mid-sized merchants operating in physical “brick and mortar” business environments and/or over the Internet. The Sellers filed for bankruptcy protection under Chapter 11 in November 2012, and the Company plans to acquire certain assets and liabilities pursuant to the terms and conditions as determined by the bankruptcy court and reflected in the purchase agreement.

Pursuant to the terms and conditions of the purchase agreement, the Company intends to acquire certain assets and liabilities of the Sellers in consideration of a cash payment of $9,750,000. The closing of the transaction described herein is intended to occur on March 15, 2013, or such other date as the Buyer and Sellers may determine. The assets to be acquired include, without limitation: merchant contracts, accounts receivable, intellectual property, assumed contracts and leases, equipment and fixtures, and miscellaneous additional tangible and intangible assets.

The Company intends to assume selected liabilities of the Sellers which include, without limitation: certain contractual obligations arising after the closing, certain cure payments related to the assumed contracts, obligations to refund certain merchant cash reserves under the assumed contracts, and other miscellaneous liabilities listed as part of the agreement.

The purchase agreement contains representations and warranties typical to a transaction of its type, and may be terminated by either party only in limited and specific situations.

The acquisition described above was financed by expanding the Company’s senior credit facility with Granite Hill Capital Ventures, LLC from $5 million to $15 million under similar terms and conditions as previously existing.

The foregoing description of the purchase agreement is a summary only and is qualified in its entirety by reference to the full text of the agreement, which the Company will file following closing as an exhibit to its annual report on Form 10-K, expected to be filed on or before March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: March 5, 2013	By:	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer